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                                                           EXHIBIT 99.B6 (ii)







                                EXHIBIT 6 (ii)
                                    Bylaws
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                                                                        5/17/94




                                     BYLAWS
                                       OF
                   SENTRY LIFE INSURANCE COMPANY OF NEW YORK


                                   ARTICLE I

                                  STOCKHOLDERS

Section 1. Qualifications of Membership. The owners of stock (hereinafter referred to as Stockholders), the ownership of which has been recorded and acknowledged as required by law, and they only, shall be members of the Company. No certificate shall be issued evidencing ownership of a fractional share of stock.

A natural person, corporation, association, partnership or trust may be a Stockholder. A corporation, association, partnership or trust, if a Stockholder, may authorize in writing any person to vote and act in its behalf at any meeting of the Stockholders. Until the Company shall have received written notice to the contrary from a corporation, association, partnership or trust, or until some other person shall have been authorized in writing to represent the corporation, association, partnership or trust and the Company shall have received written notice thereof, the Company may conclusively assume that any officer of such corporation or association, or member of such partnership, or trustee of such trust, is the duly authorized representative of such corporation, association, partnership or trust and entitled to vote and act on its behalf at any meeting of the Stockholders.

Stock held by an administrator, executor, guardian, conservator, trustee in bankruptcy, receiver or assignee for creditors may be voted by him, either in person or by proxy, without a transfer of such stock to his name, provided that his holding of such stock is recorded and acknowledged as provided by law.

A Stockholder whose stock is pledged shall be entitled to vote such stock until the stock has been transferred into the name of the pledgee and recorded and acknowledged as provided by law, and thereafter, the pledgee shall be entitled to vote the stock so transferred.

Section 2. Annual Meeting of the Stockholders. The regular Annual Meeting of the Stockholders shall be held within or without of the state of New York, the location to be set forth in the notice thereof, on the day specified in the Charter, at 10:00 a.m. At such meeting, the member Stockholders shall elect Directors, as required by the Charter, and transact such other business as shall lawfully come before them.

Section 3. Special Meetings of the Stockholders. Special Meetings of the Stockholders shall be held within or without of the state of New York, the location to be set forth in the notice thereof and at such time as shall be specified in the notice thereof. Special Meetings shall be called by the Secretary. The Secretary shall not call a Special Meeting unless requested to do so as herein provided. Whenever the Chief Executive Officer, or a majority of the Board of Directors or the Executive Committee, or the holders of at least 10% of the outstanding shares shall file with the Secretary, not less than 60 days before it is proposed to hold a Special Meeting of the Stockholders, a written request for a Special Meeting, stating the time, place and purpose of such meeting, the Secretary shall call such Special Meeting to be held at the time and place so requested.

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Section 4.  Notice of Meetings of Stockholders.  Written notice stating the place, day and hour of the meeting and, in case of a Special Meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of the Secretary, to each Stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the Stockholder at his address as it appears on the stock transfer books of the Company, with postage thereon prepaid.

Section 5. Quorum. A quorum shall be required for the transaction of business at any meeting of the Stockholders. At least one-third of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting if it had been held at the time as originally fixed therefor.

Section 6. Voting at Meetings of Stockholders. Each Stockholder shall be entitled to as many votes as he shall own full shares of stock in the Company and may vote the same in person or by proxy at each Annual or Special Meeting of the Stockholders, provided, however, that no Stockholder shall be entitled to vote at any such meeting by proxy unless such proxy be in writing, signed by the Stockholder or by his duly authorized attorney-in-fact and filed with the Secretary of the Company not less than ten days before the date originally fixed for such meeting; but no proxy shall be valid after eleven months from the date of the filing thereof with the Secretary, and the date of filing as endorsed thereon by the Secretary shall be conclusive. If deemed advisable by the Board of Directors with respect to any particular meeting of the Stockholders, the Secretary shall mail, or cause to be mailed, to each Stockholder a form of written proxy for use at such meeting, which form of proxy shall name as proxy a Committee designated by the Board of Directors and shall contain a blank space in which the Stockholder may designate some other person or persons as proxy in place of such Proxy Committee. Where a proxy is to two or more, it may be voted by any one or more of the proxies so named, if present, and if the proxies so named disagree, then the vote shall be recorded as indicated by the majority of the proxies so named and present and voting; and if no majority can agree, then no vote shall be cast by such proxy. All proxies shall be checked and verified by the Secretary, who shall certify to the proxies on file with him at the opening of each Annual or Special Meeting of the Stockholders of this Company, and such certificate shall be conclusively deemed to be correct unless some Stockholder shall file specific objections to someone, in which event the objection shall be disposed of by the Stockholders present at such meeting in person and by the Stockholders represented at such meeting by uncontested proxy in such manner as they may there agree upon.


                                   ARTICLE II

                                   DIRECTORS

Section 1. Number of Directors. The number of Directors shall be that number of persons set forth in the Charter.

Section 2. Nomination of Directors. Nominations of Directors shall be made either by the Executive Committee or by written nomination by any Stockholder entitled to vote at a meeting of Stockholders and filed with the Secretary not less than thirty (30) days before the day specified in the Charter for the Annual Meeting of Stockholders of the Company, which nomination shall specify the office to which the person is being nominated and the election at which the person is to be voted on.

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Section 3.  Power of Directors.  The Board of Directors shall direct the management of the business and affairs of the Company. They shall provide a suitable Home Office for the Company in the city of North Syracuse, and may provide such offices elsewhere as they may deem necessary. They shall fix the compensation of Directors, members of the Executive Committee and of any other Committee established by the Board, and of all Officers of the Company, and shall fix or determine the manner of fixing the compensation of legal counsel, representatives and employees of the Company. They shall, pursuant to Article III of the Charter, determine the kind and nature of hazards against which policyholders may be insured. They shall direct the investment of the reserve and surplus funds of the Company. They may grant such powers and assign such duties to Committees created by them, to the Chairman of the Board or to the Officers of the Company as the Board may from time to time deem advisable. They may classify risks by kind, type or line of insurance or subdivision thereof, by the degree of hazard assumed or by any standard they may determine is fair and reasonable and may assign the risks into groups, divisions or classes. In addition to the duties and powers enumerated in these Bylaws, the Board of Directors shall have and may exercise all powers and duties necessary or incident to their office.

Section 4. Meeting of Directors. Regular meetings of the Board of Directors shall be held quarterly within or without of the state of New York, the location to be set forth in the notice thereof, one such Quarterly Meeting to be held immediately following the Annual Meeting of the Stockholders or any adjourned meeting thereof as specified in Article XI of the Charter, and the other Quarterly Meetings to be held in the months of February, August and November on the third Tuesday of the month unless said day is changed by the Board of Directors to some other day for a specific quarterly meeting.

Special Meetings of the Board of Directors shall be called whenever the Chairman of the Board, the President, a Vice President or any two Directors shall so request. At least forty-eight hours notice shall be given of such Special Meetings and such notice may be given in any manner whatsoever; but the action of a majority of the Board of Directors at any meeting shall be valid notwithstanding any defect in the notice for such meeting, and every Director shall for all purposes be deemed to have been duly notified of a meeting if he shall be present at such meeting or shall in writing waive notice thereof either before or after the meeting.


                                  ARTICLE III

                              EXECUTIVE COMMITTEE

Section 1. Election and Appointment. The Board of Directors shall elect an Executive Committee to be composed of members of the Board of Directors. All members of such Committee shall not be Officers or salaried employees of the Company or of any entity controlling, controlled by, or under common control with the Company and who are not beneficial owners of a controlling interest in the voting stock of the Company or any such entity. Members of the Executive Committee shall serve for the term of one year and until their successors are elected and qualified.

Section 2. Powers. The Executive Committee shall have and exercise the power to nominate candidates for Director for election by the Stockholders, evaluate the performance of Officers deemed to be principal officers of the Company, recommend to the Board of Directors the selection and compensation of principal officers and perform such other duties as may be specified from time to time by resolution of the Board of Directors.


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Section 3.  Meetings.  The Chairman shall be chosen by the Committee members.
Regular Meetings of the Executive Committee shall be held at such times and places as the Committee may determine. Special Meetings of the Executive Committee shall be called whenever any member of the Committee shall so request. Reasonable notice shall be given of such Special Meetings, by the action of the Executive Committee at any meeting shall be valid, notwithstanding any want of or defect in any such notice. Any action by the Committee at any meeting shall require the unanimous approval of those present.

                                   ARTICLE IV

                               FINANCE COMMITTEE

Section 1. Election and Appointment. The Board of Directors shall elect a Finance Committee to be composed of members of the Board of Directors. All members of such Committee shall not be Officers or salaried employees of the Company or of any entity controlling, controlled by or under common control with the Company and who are not beneficial owners of a controlling interest in the voting stock of the Company or any such entity. Members of the Finance Committee shall serve for the term of one year and until their successors are elected and qualified.

Section 2. Powers. The Finance Committee shall have and exercise the power to recommend the selection of independent certified public accountants, review the Company's financial condition, review the scope and results of an independent audit and any internal audit and perform any duties in connection with the financial affairs of the Company as may be specified from time to time by resolution of the Board of Directors.

Section 3. Meetings. The Chairman shall be chosen by the Committee members. Regular Meetings of the Finance Committee shall be held at such times and places as the Committee may determine. Special Meetings of the Finance Committee shall be called whenever any member of the Committee shall so request. Reasonable notice shall be given of such Special Meetings, but the action of the Finance Committee at any meeting shall be valid, notwithstanding any want of or defect in any such notice. Any action by the Committee at any meeting shall require the unanimous approval of those present.

                                   ARTICLE V

                                OTHER COMMITTEES

In addition to the Committees provided for elsewhere in these Bylaws, the Board of Directors by resolution may, at any time, designate other Committees, each to consist of three or more Directors, and may confer such powers and impose such duties upon any such Committee as the Board may deem advisable. At least one-third of the members of such Committees shall not be Officers or salaried employees of the Company or of any entity controlling, controlled by or under common control with the Company and who are not beneficial owners of a controlling interest in the voting stock of the Company or any such entity.
The Chairman of any such Committee shall be chosen by the Committee members and shall preside at meetings. Members of any such Committee shall serve at the pleasure of the Board of Directors, but in no event for a term longer than one year and until their respective successors are designated and qualified. Pending the filling of any vacancy in such Committee, the remaining members of the Committee shall exercise its functions.




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                                   ARTICLE VI

                       QUORUM OF DIRECTORS AND COMMITTEES

A quorum for the transaction of business at any meeting of the Board of Directors or of any Committee shall consist of a majority of the Directors or members of such Committees, as the case may be, but less than a quorum may adjourn the meeting from time to time until a quorum shall be present.


                                  ARTICLE VII

                                    OFFICERS

Section 1. Election. The Officers of the Company shall comprise the Officers specified in the Charter, every Officer specifically provided for in these Bylaws and such other Officers as may be from time to time deemed necessary by the Board of Directors. At the first meeting of the Board of Directors held after the completion of each Annual Meeting of the Stockholders, the Board shall elect by ballot a Chairman of the Board of Directors, who shall be a Director, the President, who shall be a Director, one or more Vice Presidents, a Secretary, a Treasurer, and such other Officers as may be designated by the Board of Directors, all of whom shall hold office for one year and until their respective successors are elected and qualified.

Notwithstanding the stated term of office, any Officer elected by the Board of Directors may be removed by the Board with or without cause.

Section 2. Chairman of the Board of Directors. The Chairman of the Board shall, if present, preside at meetings of the Board of Directors and shall, in addition to the powers and duties expressly conferred upon or assigned to him by these Bylaws, have such other powers and duties as the Board of Directors may authorize and define by resolution from time to time.

Section 3. President. The President shall be vice chairman of the Board of Directors, the Executive Committee and the Finance Committee and shall preside at their meetings in the absence of the Chairman of the Board.

Section 4. Additional Duties. Chairman of the Board and President. The Chairman of the Board and the President shall exercise such other powers and perform such duties as shall be incident to their respective offices or as may be required by the Board of Directors.

Section 5. Chief Operating Officer. The Chief Operating Officer of the Company shall be designated from time to time by the Board of Directors from among the Officers, and the powers and duties of the Chief Operating Officer shall appertain and belong to the office of the designee while such designation is in effect. In the absence of such designation, the President shall be the Chief Operating Officer, and the powers and the duties of the Chief Operating Officer shall appertain and belong to the office of the President.

Under the advice and direction of the Board of Directors, the Chief Operating Officer shall have general charge and oversight of the Company's business and affairs and shall discharge all other duties imposed upon him by law, by these Bylaws and by the Board of Directors. He shall have custody of the fidelity bonds of the Officers. His signature or the signature of the President or one of the Vice Presidents authorized by the Board of Directors shall be affixed to all policies.




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Section 6.  Other Officers.  Each Officer of the Company, except the Chairman of the Board and the President, in addition to his powers and duties specified by these Bylaws, shall also exercise such powers and perform such duties as are usually incident to his office and such as shall be assigned to or required of him from time to time by the Board of Directors.

Section 7. Secretary of Board of Directors or Committees. The Board of Directors, Executive Committee, Finance Committee or any other Committee established by the Board of Directors may select any person to act as Secretary thereof, record and keep the minutes of the proceedings of the Board of Directors or of such Committee and attend to the giving of all notices in respect thereto.


                                  ARTICLE VIII

                           RESIGNATIONS AND VACANCIES

Any Director, member of the Executive Committee, Finance Committee or other Committee established by or pursuant to action of the Board of Directors or any other Officer may resign by giving written notice to the Board of Directors, or any Officer may resign by giving written notice to the Board of Directors or the Chief Executive Officer or the Secretary. Vacancies in the Board of Directors shall be filled pursuant to the provisions of the Charter. Vacancies in any Committee shall be filled by the Board of Directors. Vacancies in any office shall be filled by the Board of Directors. The person chosen to fill any vacancy shall hold office for the unexpired balance of the term for which his predecessor was chosen, except as otherwise provided by law or by the Charter, but the continuing Directors, members of the Executive Committee, Finance Committee or other Committee established by or pursuant to action of the Board of Directors may act notwithstanding any vacancy in the Board or Committee.

The President shall have all the powers and shall discharge all of the duties of the Chairman of the Board during his absence or inability or incapacity to act or while the office of Chairman of the Board is vacant. Any Vice President designated by the Board of Directors shall have all of the powers and shall discharge all of the duties of the President during his absence or inability or incapacity to act or while the office of President is vacant. In the case of any other Officer, the Board of Directors may appoint a person to act in his place during his absence, inability or incapacity to act or while such office is vacant and may grant to such person the full powers and duties of such Officer or any portions thereof.


                                   ARTICLE IX

                           RESERVES AND GUARANTY FUND

The Company shall maintain such reserves and guaranty funds as are required by law. The Board of Directors may from time to time by resolution provide for the establishment and maintenance of such additional reserves and guaranty funds, if any, as they may deem proper or as may be required by law.




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                                   ARTICLE X

                            PARTICIPATION IN SURPLUS

Surplus accumulations on such contracts of life insurance as may be issued by the Company upon the participating basis shall be returned in accordance with the laws of New York under the exclusive direction of the Board of Directors.


                                   ARTICLE XI

                             DISSOLUTION OF COMPANY

If, at any time, the Company shall be dissolved or cease to transact the business of insurance, then whatever shall remain in the way of assets, reserve funds or otherwise, after the full payment of all losses, expenses and any other disbursements required by the laws of New York, shall be divided and distributed to the Stockholders of the Company in proportion to their holdings unless otherwise required by the laws of New York.


                                  ARTICLE XII

                              STOCK TRANSFER BOOKS

Transfer of stock may be made in the manner and with the effect provided by law.

Stockholders entitled to notice of or to vote at any meeting of the Stockholders, or any adjournment thereof, or entitled to receive payment of any dividend or when it is necessary to make a determination of Stockholders for any other purpose, shall be those Stockholders registered on the stock transfer books of the Company at 4:30 p.m., standard time, at the location of the Home Office of the Company, on the fiftieth (50th) day prior to the date on which the particular action, requiring such determination of Stockholders, is to be taken.


                                  ARTICLE XIII

                           BONDS AND INDEMNIFICATION

Officers and employees of the Company shall give fidelity bonds in such sums as the Board of Directors may require, these bonds to be paid for by the Company. Each Director and Officer of the Company shall be indemnified by the Company against all costs and expenses actually and necessarily incurred by him in connection with the defense of any action, suit or proceeding in which he is made a part by reason of his being or having been a Director or an Officer of the Company, whether or not he continues to be a Director or an Officer at the time of incurring such costs or expenses, except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for gross negligence or willful misconduct in the performance of his duties as such Director or Officer. The right of indemnification herein provided shall not be exclusive of other rights to which any Director or Officer may be entitled as a matter of law or agreement.




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                                  ARTICLE XIV

                                   AMENDMENTS

These Bylaws may be amended at any Regular or Special Meeting of the Board of Directors by a vote of the majority of the entire Board. These Bylaws may also be amended at any Regular or Special Meeting of the Stockholders upon receiving the affirmative vote thereon, provided that a statement of the nature of the proposed amendment is included in the notice of such meeting of the Stockholders.


                                   ARTICLE XV

                                    MEETINGS

At least one Stockholders and one Board of Directors meeting each year shall be held within the state of New York; the remainder may be held by teleconference. Notice of meetings called to be held by teleconference shall so indicate and shall be required to comply with all meeting notice requirements set forth in these Bylaws and the Charter of this Company.




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